Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Two Hands Corporation

We hereby consent to the use of our report dated April 1, 2019 (January 21, 2020 to reflect the retroactive effect of the reverse stock split as disclosed in Note 10), with respect to the consolidated financial statements of Two Hands Corporation, incorporated by reference to its Form S-8, to be filed on or about February 12, 2020.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 12, 2020

1